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                                    EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13G


         The  undersigned   hereby  agree  to  jointly  prepare  and  file  with
regulatory authorities a Schedule 13G and any future amendments thereto reporting each of the undersigned's ownership of securities of Interactive Flight Technologies, Inc. and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned.





                                             /s/ Kenton E. Wood
Dated:   February 3, 1997                    _______________________________
         New York, New York                   Kenton E. Wood




                                               D.H. BLAIR & CO., INC.


                                                /s/ Alan Stahler
Dated:   February 3, 1997                 By:________________________________
         New York, New York                      Alan Stahler
                                                 Vice Chairman